CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this Registration Statement.



                                                /s/ Arthur Andersen LLP

Denver, Colorado
January 21, 1999